CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our report on Dreyfus Premier Emerging Markets Fund dated July 15,
2004, which is incorporated by reference, in this Registration Statement (Form
N-1A No. 33-58248 and 811-7502) of Dreyfus International Funds, Inc.

ERNST & YOUNG LLP

New York, New York
September 26, 2005